REPORT OF
INDEPENDENT
REGISTERED PUBLIC
ACCOUNTING FIRM

To the Shareholders and
Board of Trustees of
Blackstone Alternative
Alpha Fund II:

In planning and performing
our audit of the financial
statements of Blackstone
Alternative Alpha Fund II
(the ?Fund?) as of and for
the year ended March 31,
2015, in accordance with
the standards of the Public
Company Accounting
Oversight Board (United
States), we considered the
Fund?s internal control
over financial reporting,
including controls over
safeguarding securities, as
a basis for designing our
auditing procedures for the
purpose of expressing our
opinion on the financial
statements and to comply
with the requirements of
Form N-SAR, but not for
the purpose of expressing
an opinion on the
effectiveness of the Fund?s
internal control over
financial reporting.
Accordingly, we express
no such opinion.

The management of the
Fund is responsible for
establishing and
maintaining effective
internal control over
financial reporting. In
fulfilling this
responsibility, estimates
and judgments by
management are required
to assess the expected
benefits and related costs
of controls. A fund's
internal control over
financial reporting is a
process designed to provide
reasonable assurance
regarding the reliability of
financial reporting and the
preparation of financial
statements for external
purposes in accordance
with generally accepted
accounting principles. A
fund's internal control over
financial reporting includes
those policies and
procedures that (1) pertain
to the maintenance of
records that, in reasonable
detail, accurately and fairly
reflect the transactions and
dispositions of the assets of
the fund ? (2) provide
reasonable assurance that
transactions are recorded as
necessary to permit
preparation of financial
statements in accordance
with generally accepted
accounting principles, and
that receipts and
expenditures of the fund
are being made only in
accordance with
authorizations of
management and trustees
of the fund? and (3) provide
reasonable assurance
regarding prevention or
timely detection of
unauthorized acquisition,
use, or disposition of a
fund's assets that could
have a material effect on
the financial statements.

Because of its inherent
limitations, internal control
over financial reporting
may not prevent or detect
misstatements. Also,
projections of any
evaluation of effectiveness
to future periods are
subject to the risk that
controls may become
inadequate because of
changes in conditions or
that the degree of
compliance with the
policies or procedures may
deteriorate.

A deficiency in internal
control over financial
reporting exists when the
design or operation of a
control does not allow
management or employees,
in the normal course of
performing their assigned
functions, to prevent or
detect misstatements on a
timely basis. A material
weakness is a deficiency,
or a combination of
deficiencies, in internal
control over financial
reporting, such that there is
a reasonable possibility that
a material misstatement of
the fund?s annual or
interim financial statements
will not be prevented or
detected on a timely basis.

Our consideration of the
Fund?s internal control
over financial reporting
was for the limited purpose
described in the first
paragraph and would not
necessarily disclose all
deficiencies in internal
control that might be
material weaknesses under
standards established by
the Public Company
Accounting Oversight
Board (United States).
However, we noted no
deficiencies in the Fund?s
internal control over
financial reporting and its
operation, including
controls for safeguarding
securities, that we consider
to be a material weakness,
as defined above, as of
March 31, 2015.

This report is intended
solely for the information
and use of management
and the Board of Trustees
of Blackstone Alternative
Alpha Fund II and the
Securities and Exchange
Commission and is not
intended to be and should
not be used by anyone
other than these specified
parties.

/s/ Deloitte & Touche LLP
New York, New York
May 22, 2015